UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2018

OLD DOMINION ELECTRIC COOPERATIVE

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4201 Dominion Boulevard Glen Allen, Virginia		23060
(Address of Principal Executive Offices)		(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On December 14, 2018, Mr. D. Richard Beam, was promoted to the position of Senior Vice President and Chief Operating Officer, effective January 1, 2019.  Mr. Beam joined Old Dominion Electric Cooperative in 1987 and has held various power supply positions, including Vice President of Power Supply and Transmission Planning from July 2004 to March 2013, Vice President of Power Supply from April 2013 to November 2013, and Senior Vice President of Power Supply from November 2013 to December 2018.  In connection with the appointment of Mr. Beam to be our Senior Vice President and Chief Operating Officer, his annual salary will be $337,404 effective January 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: December 19, 2018	/s/ Bryan S. Rogers
Bryan S. Rogers
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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